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                                                                 EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 and Form S-3 (No. 33-34855) for the Flowers Industries, Inc. 1982 Incentive Stock Option Plan and the Flowers Industries, Inc. 1989 Executive Stock Incentive Plan dated May 18, 1990 and of the Registration Statements on Form S-8 (No. 33-91198 and
No. 333-23351) for the Flowers Industries, Inc. 401(k) Retirement Savings Plan, of our report dated March 23, 1998, appearing in this Transition Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears in this Form 10-K.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Atlanta, Georgia
March 27, 1998